SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.


FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811- 1540
SERIES NO.: 23

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                              $ -
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                              $ -
        Class C                                              $ -
        Institutional Class                                  $ -

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.0000
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                           0.0000
        Class C                                           0.0000
        Institutional Class                               0.0000

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                            7,492
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                            2,375
        Class C                                            1,706
        Institutional Class                                7,385

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $13.67
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $13.29
        Class C                                           $13.30
        Institutional Class                               $13.73